SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):April 10, 2006

Commission File Number 000-51158

TRUEYOU.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant's telephone number including area code:  (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Item 7.01        Regulation FD Disclosure

      On April 10, 2006, Klinger Advanced Aesthetics, Inc., ("KAAI") a subsidiary of TrueYou.Com Inc., provided the attached statement to the Wall Street Journal in connection with its relationship with Johns Hopkins Medicine.

      On April 13, 2006, KAAI issued a press release in connection with its relationship with Johns Hopkins Medicine.

Item 9.01.        Financial Statements and Exhibits.

(c)	Exhibits

99.1	Statement by Klinger Advanced Aesthetics, Inc.

99.2	Press Release of Klinger Advanced Aesthetics, Inc. and letter from Johns Hopkins referred to therein.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 13, 2006

TRUEYOU.COM INC.
By: /s/ Richard Rakowski
Name: Richard Rakowski Title: Chief Executive Officer